Exhibit 99.1

Investor Contact:

Bruce R. Foster, CFO

Asta Funding, Inc.
(201) 567-5648

Asta Funding Appoints Mark Levenfus as New member to its Board

ENGLEWOOD CLIFFS, N.J., August 17, 2016 – Asta Funding, Inc. (NASDAQ: ASFI) (the “Company”), today announced that its Board of Directors has appointed Mark Levenfus, as an independent director to the Board, effective immediately. The Board also appointed him Chairman of the Audit and Corporate Governance Committees.

Gary Stern, Asta chairman, president and CEO said, “We are always looking at ways to enhance corporate governance at the Company. For some time, the Board has been evaluating potential director candidates. We are pleased to announce the Mark’s appointment to the Board today."

Mr. Stern added, “We believe that Mark’s deep financial services and finance background make him a great fit to help oversee the management team and the responsible growth approach to creating value for shareholders.”

Mark Levenfus is Managing Partner Emeritus of Marks Paneth LLP and is Chairman of Morison KSi Limited, a global association of independent accounting firms. Until December 31, 2015, he was Managing Partner of Marks Paneth, a nationally recognized accounting and advisory firm. During his tenure, he oversaw the firm's operations, managed business development efforts and consulted on key accounts. He also played a major role in developing strategy, setting policy and overseeing acquisitions. Mr. Levenfus has extensive experience in the financial, media & entertainment, and professional services industries.

Mr. Levenfus currently serves as a member of the board of directors of several nonprofit organizations including: K.I.D.S./Fashion Delivers, Pardes Institute of Jewish Studies, New York Road Runners Club and Friends of Israel Sci-Tech Schools. Additionally, he served on the Board of Trustees of the Westchester Day School.

Mr. Levenfus added, “I am honored that I have been asked to join the Board and I believe that with my experience in the financial services industry and in the areas of audit and corporate governance, I can bring a valuable prospective to the Board and the management team and add value for the shareholders of the Company.”

About Asta

Asta Funding, Inc. (NASDAQ:ASFI), headquartered in Englewood Cliffs, New Jersey, is a diversified financial services company that assists consumers and serves investors through the strategic management of four complementary business segments: Personal Injury Claims, Structured Settlements, International Consumer Debt and Disability Advocacy.

Founded in 1994 as a sub-prime auto lender, Asta now manages business units that include funding of personal injury claims through an 80 percent owned subsidiary, Pegasus Funding LLC; structured settlements through its wholly owned subsidiary, CBC Settlement Funding LLC; acquiring and managing international distressed consumer receivables through its wholly owned subsidiary, Palisades Acquisitions LLC; and benefits advocacy through its wholly owned subsidiary, GAR Disability Advocates, LLC. For additional information, please visit our website at http://www.astafunding.com.

Forward-Looking Statements

All statements in this new release other than statements of historical facts, including without limitation, statements regarding our future financial position, business strategy, budgets, projected revenues, projected costs, and plans and objectives of management for future operations, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expects," "intends," "plans," "projects," "estimates," "anticipates," or "believes" or the negative thereof, or any variation thereon, or similar terminology or expressions. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Important factors which could materially affect our results and our future performance include, without limitation, our ability to purchase defaulted consumer receivables at appropriate prices, changes in government regulations that affect our ability to collect sufficient amounts on our defaulted consumer receivables, our ability to employ and retain qualified employees, changes in the credit or capital markets, changes in interest rates, deterioration in economic conditions, negative press regarding the debt collection industry which may have a negative impact on a debtor's willingness to pay the debt we acquire, and statements of assumption underlying any of the foregoing, as well as other factors set forth under "Item 1A. Risk Factors" in our annual report on Form 10-K for the year ended September 30, 2015 and other filings with the SEC. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the foregoing. Except as required by law, we assume no duty to update or revise any forward-looking statements.